Exhibit 99.1

Integrated Wellness Acquisition Corp Announces Extension of Deadline to Complete Business Combination

New York, NY, March 8, 2023 (GLOBE NEWSWIRE) – Integrated Wellness Acquisition Corp (NYSE: WEL) (the “Company”) announced today that its sponsor, IWH Sponsor LP (the “Sponsor”), has requested that the Company extend the date by which the Company has to consummate a business combination from March 13, 2023 to June 13, 2023 (the “Extension”). The Extension is the first of two three-month automatic extensions permitted under the Company’s governing documents. In connection with the Extension, the Sponsor has notified the Company that it intends to deposit an aggregate of $1.15 million (representing $0.10 per public share) into the Company’s trust account on or before March 13, 2023. The Extension provides the Company with additional time to complete its initial business combination with Refreshing USA, LLC.

About Integrated Wellness Acquisition Corp

Integrated Wellness Acquisition Corp (NYSE: WEL) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses. While Integrated Wellness may pursue an acquisition opportunity in any industry or sector, it intends to focus on businesses in the health, nutrition, fitness, wellness, and beauty sectors and the products, devices, applications, and technology driving growth within these verticals. Integrated Wellness is led by Chief Executive Officer Steven Schapera, Chairman of the Board Antonio Varano Della Vergiliana, Chief Financial Officer James MacPherson, and Chief Operating Officer Robert Quandt. Integrated Wellness’ independent directors include Gael Forterre, Scott Powell, and Hadrien Forterre.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

Steven Schapera

Chief Executive Officer

Integrated Wellness Acquisition Corp

Email: investor@integratedwellnessholdings.com

Website: www.integratedwellnessholdings.com